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                          INDEPENDENT AUDITOR'S CONSENT


Roseland Oil and Gas, Inc.
Garland, Texas

We hereby consent to the use in the 10KSB filing of our report dated September 22, 1999, relating to the financial statements of Roseland Oil and Gas, Inc. for the years ended June 30, 1999 and 1998, which are contained in that filing.

We also consent to the reference to us under the caption "Experts".


                                       /s/ Weaver and Tidwell, L.L.P.
                                       ------------------------------
                                       WEAVER AND TIDWELL, L.L.P.

Dallas, Texas
October 13, 1999